Exhibit 3.1

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of March 30, 2020 (the “Effective Time”), is entered into by and among EdtechX Holdings Acquisition Corp., a Delaware corporation (“EdtechX”), Meten EdtechX Education Group Ltd., a Cayman Islands exempted company (“Holdco”), Meten International Education Group, a Cayman Islands exempted company (the “Company”), each individual and entity listed on the signature pages hereto as an “EdtechX Sponsor” (each, an “EdtechX Sponsor”) and each individual and entity listed on the signature pages hereto as a “Company Shareholder” (each, a “Company Shareholder”, and together with the EdtechX Sponsors, the “Shareholders”). EdtechX, Holdco, the Company, and the Shareholders are sometimes individually referred to in this Agreement as a “Party” and collectively as the “Parties”. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement (defined below).

WHEREAS, Holdco, the Company, and EdtechX have agreed to the designation of certain persons for nomination for election or appointment to be members of the board of directors of Holdco (the “Board”) and to provide certain ongoing rights with respect to the nomination of directors on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1. Board of Directors.

(a) Each Party shall take all necessary and desirable actions within its control such that, as of the Effective Time: (i) the size of the Board shall be set at nine members; (ii) the following persons shall be nominated for election or appointment to be members of the Board (each of the following individuals is referred to herein as a “Nominee”): (A) Jishuang Zhao, Siguang Peng, Yupeng Guo and Yongchao Chen(or any of their respective successors nominated pursuant to paragraph (d) below, the “Founder Directors”); and (B) Benjamin Vedrenne-Cloquet and Charles McIntyre (or any of their respective successors nominated pursuant to paragraph (e) below, the “EdtechX Directors”), each of whom shall serve as an independent director of Holdco; and (iii) three (3) persons nominated based on and in compliance with the nominating and corporate governance committee charter and/or corporate governance guidelines of the Holdco (the “Independent Directors”) , each of whom shall serve as an independent director of Holdco.

(b) Subject to the terms and conditions of this Agreement, from the Effective Time through the Termination Date, each of the Parties shall take all necessary and desirable actions within its control (including, without limitation, calling special meetings of the Board and the shareholders and recommending, supporting and soliciting proxies, if applicable), to nominate, appoint, and vote all Holdco Shares held by such Party for the election of the EdtechX Directors, the Founder Directors and Independent Directors as directors of Holdco.

(c) Holdco shall take all actions necessary to ensure that, from the Effective Time through the Termination Date: (i) the applicable Nominees are included in the Board’s slate of nominees to the shareholders of Holdco for each election of Directors and recommended by the Board at any meeting of shareholders called for the purpose of electing directors; and (ii) if applicable, each applicable Nominee up for election is included in the proxy statement prepared by management of Holdco in connection with Holdco’s soliciting proxies or consents in favor of the foregoing for every meeting of the shareholders of Holdco called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written resolution of the shareholders of Holdco or the Board with respect to the election of members of the Board. In addition, each Shareholder shall vote in favor of each Nominee at every meeting of the shareholders of Holdco called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written resolution of the shareholders of Holdco or the Board with respect to the election of members of the Board.

(d) If a vacancy occurs because of the death, disability, disqualification, resignation or removal of a Founder Director or for any other reason, the Company Shareholders shall be entitled to designate such person’s successor, and Holdco shall, within ten days of such designation, take all necessary actions within its control such that such vacancy shall be filled with such successor Nominee, it being understood that any such successor designee shall serve the remainder of the term of the Founder Director whom such designee replaces. Notwithstanding anything to the contrary, the director position for such Founder Director shall not be filled pending such designation and appointment, unless the Company Shareholders fail to designate such Nominee for more than 30 days, after which Holdco may appoint an interim successor director until the Company Shareholders make such designation.

(e) If a vacancy occurs because of the death, disability, disqualification, resignation or removal of an EdtechX Director or for any other reason, the EdtechX Sponsors shall be entitled to designate such person’s successor, and Holdco shall, within ten days of such designation, take all necessary actions within its control such that such vacancy shall be filled with such successor Nominee, it being understood that any such successor designee shall serve the remainder of the term of the EdtechX Director whom such designee replaces. Notwithstanding anything to the contrary, the director position for such EdtechX Director shall not be filled pending such designation and appointment, unless the EdtechX Sponsors fail to designate such Nominee for more than 30 days, after which Holdco may appoint an interim successor director until the EdtechX Sponsors make such designation.

(f) If a vacancy occurs because of the death, disability, disqualification, resignation or removal of an Independent Director or for any other reason, such vacancy shall be filled in accordance with the nominating and corporate governance committee charter and/or corporate governance guidelines then effective of the Holdco.

(g) Holdco shall pay the reasonable, documented out-of-pocket expenses incurred by each Nominee in connection with his or her services provided to or on behalf of Holdco, including attending meetings (including committee meetings) or events attended on behalf of Holdco at Holdco’s request.

(h) Holdco shall (i) purchase directors’ and officers’ liability insurance pursuant to the terms of Section 7.10 of the Merger Agreement and (ii) for so long as any member of the Board nominated pursuant to the terms of this Agreement serves as a director of Holdco, maintain such coverage with respect to such directors; provided, that upon removal or resignation of such director for any reason, Holdco shall take all actions reasonably necessary to extend such directors’ and officers’ liability insurance coverage for a period of not less than six years from any such event in respect of any act or omission occurring at or prior to such event.

(i) For so long as any Founder Director or EdtechX Director serves as a director of Holdco, Holdco shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting any director nominated pursuant to this Agreement as and to the extent consistent with applicable Legal Requirements, including but not limited to any such rights to indemnification or exculpation in Holdco’s Charter Documents (except to the extent such amendment or alteration permits Holdco to provide broader indemnification or exculpation rights, in the aggregate and on an individual basis, on a retroactive basis, than permitted prior thereto).

(j) For the avoidance of doubt, a reduction in the amount of Holdco Shares beneficially owned by the EdtechX Sponsors, on the one hand, or the Company Shareholders, on the other hand, shall not impact such Shareholders’ right granted under this Agreement to fill a vacancy resulting from any EdtechX Director or Founder Director, respectively, ceasing to serve as a director for any reason.

(k) Notwithstanding anything herein to the contrary, from and after the Effective Time and at any time prior to the Termination Date, the Shareholders shall not knowingly take or agree to take, directly or indirectly, any action to frustrate, obstruct or otherwise prevent, Holdco from performing its obligations to nominate the Nominees.

Section 2. Actions Requiring Special Approval. Without the prior approval of the Shareholders, from and after the Effective Time and at any time prior to the Termination Date, the Parties shall not take or omit to take, as applicable, or agree to take or omit to take, as applicable, directly or indirectly, any action to increase or decrease the size of the Board or to make a change to the classes of directors (if any) on which the Nominees serve.

Section 3. Termination Date. This Agreement shall continue in full force and effect until the third anniversary of the Closing Date (the “Termination Date”) unless earlier terminated by mutual written agreement of the Parties.

Section 4. Assignment; Benefit of Parties. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors, legal representatives and assignees for the uses and purposes set forth and referred to herein. Notwithstanding the foregoing, Holdco may not assign any of its rights or obligations hereunder without the prior written consent of the EdtechX Sponsors and the Company Shareholders. Nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

Section 5. Remedies. The Parties shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The Parties agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to other rights and remedies hereunder, the Parties shall be entitled to specific performance and/or injunctive or other equitable relief (without posting a bond or other security) from any court of law or equity of competent jurisdiction in order to enforce or prevent any violation of the provisions of this Agreement.

Section 6. Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to Holdco or the Company to:

Meten International Education Group
3rd Floor, Tower A, Tagen Knowledge & Innovation Center,
2nd Shenyun West Road, Nanshan District,
Shenzhen, Guangdong Province 518045
The People’s Republic of China
Attention: Yupeng Guo
Email: richard@meten.com

with a copy (which shall not constitute notice) to:

Luk & Partners
In association with Morgan, Lewis & Bockius
Suites 1902-09, 19th Floor
Edinburgh Tower, The Landmark
15 Queen’s Road Central
Hong Kong
Attention: Ning Zhang / Edwin Luk
Email: ning.zhang@morganlewis.com / edwin.luk@morganlewis.com

If to EdtechX to:

EdtechX Holdings Acquisition Corp.

c/o IBIS Capital Limited

The Chrysler Building

22 Soho Square

London, United Kingdom W1D 4NS

Attention: Mr. Benjamin Vedrenne-Cloquet

Email: bvc@ibiscap.com

With a copy (which shall not constitute notice) to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue, 11th Floor
New York, New York 10174
Attention: David Alan Miller / Jeffrey M. Gallant
E-mail: dmiller@graubard.com / jgallant@graubard.com

If to a Shareholder, in accordance with such Shareholder’s signature page hereto.

Section 7. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

Section 8. No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or give to, any person or entity other than the Parties and their respective successors and assigns any remedy or claim under or by reason of this Agreement or any terms, covenants or conditions hereof, and all of the terms, covenants, conditions, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Parties and their respective successors and assigns.

Section 9. Further Assurances. Each of the Parties hereby agrees that it will hereafter execute and deliver any further document, agreement, instruments of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof.

Section 10. Counterparts. This Agreement may be executed in one or more counterparts, and may be delivered by means of facsimile or electronic transmission in portable document format, each of which shall be deemed to be an original and shall be binding upon the Party who executed the same, but all of such counterparts shall constitute the same agreement.

Section 11. Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 12. Jurisdiction; WAIVER OF TRIAL BY JURY. Any action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the State of Delaware, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the action shall be heard and determined only in any such court, and agrees not to bring any action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any action brought pursuant to this Section 12. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13. Entire Agreement. This Agreement, together with the Merger Agreement, the agreements referenced herein and the other agreements entered into in connection with the consummation of the transactions contemplated by the Merger Agreement, constitute the entire agreement among the Parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective subsidiaries relating to the transactions contemplated hereby.

Section 14. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, the remaining provisions of this Agreement shall be reformed, construed and enforced to the fullest extent permitted by law and to the extent necessary to give effect to the intent of the Parties.

Section 15. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Parties unless such modification is approved in writing by the Parties. The failure of any Party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 16. Enforcement. Each of the Parties covenant and agree that the disinterested directors of the Board have the right to enforce, waive or take any other action with respect to this Agreement on behalf of Holdco.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Time.

HOLDCO:
METEN EDTECHX EDUCATION GROUP LTD.

By:	/s/ Yupeng Guo
	Name:	Yupeng Guo
	Title:	Director

[Signature page to Voting Agreement]

THE COMPANY:

METEN INTERNATIONAL EDUCATION GROUP

By:	/s/ Yupeng Guo
	Name:	Yupeng Guo
	Title:	Director

[Signature page to Voting Agreement]

EDTECHX:

EDTECHX HOLDINGS ACQUISITION CORP.

By:	/s/ Benjamin Vedrenne-Cloquet
	Name:	Benjamin Vedrenne-Cloquet
	Title:	Chief Executive Officer

[Signature page to Voting Agreement]

COMPANY SHAREHOLDER:

JZ Education Investment Limited

By:	/s/ Jishuang Zhao
	Name:	Jishuang Zhao
	Title:	Director

Address for notice purposes

3rd Floor, Tower A

Tagen Knowledge & Innovation Center

2nd Shenyun West Road, Nanshan District

Shenzhen, Guangdong Province 518000

the People’s Republic of China

Attention: Jishuang Zhao

Telephone: +86 755 8294 5250

Facsimile: +86 755 8299 5963

E-mail: jason@meten.com

[Signature page to Voting Agreement]

COMPANY SHAREHOLDER:

AP Education Investment Limited

By:	/s/ Siguang Peng
	Name:	Siguang Peng
	Title:	Director

Address for notice purposes

3rd Floor, Tower A

Tagen Knowledge & Innovation Center

2nd Shenyun West Road, Nanshan District

Shenzhen, Guangdong Province 518000

the People’s Republic of China

Attention: Siguang Peng
Telephone: +86 755 8294 5250
Facsimile: +86 755 8299 5963
E-mail: alan@meten.com

[Signature page to Voting Agreement]

COMPANY SHAREHOLDER:

RG Education Investment Limited

By:	/s/ Yupeng Guo
	Name:	Yupeng Guo
	Title:	Director

Address for notice purposes

3rd Floor, Tower A

Tagen Knowledge & Innovation Center

2nd Shenyun West Road, Nanshan District

Shenzhen, Guangdong Province 518000

the People’s Republic of China

Attention: Yupeng Guo

Telephone: +86 755 8294 5250

Facsimile: +86 755 8299 5963

E-mail: richard@meten.com

[Signature page to Voting Agreement]

EDTECHX SPONSOR:

IBIS CAPITAL SPONSOR LLC

By:	/s/ Charles McIntyre
	Name:	Charles McIntyre
	Title:	Managing Member

Address for notice purposes

IBIS Capital Sponsor LLC

c/o IBIS Capital Limited
22 Soho Square
London, United Kingdom W1D 4NS
Attention: Mr. Benjamin Vedrenne-Cloquet
Email: bvc@ibiscap.com

[Signature page to Voting Agreement]

EDTECHX SPONSOR:

IBIS CAPITAL SPONSOR II LLC

By:	/s/ Charles McIntyre
	Name:	Charles McIntyre
	Title:	Managing Member

Address for notice purposes

IBIS Capital Sponsor II LLC

c/o IBIS Capital Limited
22 Soho Square
London, United Kingdom W1D 4NS
Attention: Mr. Benjamin Vedrenne-Cloquet
Email: bvc@ibiscap.com

[Signature page to Voting Agreement]

EDTECHX SPONSOR:

/s/ Charles McIntyre
Charles McIntyre

Address for notice purposes

Mr. Charles McIntyre

c/o IBIS Capital Limited
22 Soho Square
London, United Kingdom W1D 4NS
Email: cm@ibiscap.com

[Signature page to Voting Agreement]

EDTECHX SPONSOR:

/s/ Benjamin Vedrenne-Cloquet
Benjamin Vedrenne-Cloquet

Address for notice purposes

Mr. Benjamin Vedrenne-Cloquet

c/o IBIS Capital Limited
22 Soho Square
London, United Kingdom W1D 4NS
Email: bvc@ibiscap.com

[Signature page to Voting Agreement]